EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Guitar Center, Inc. (the “Company”) for the annual period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned Martin Hanaka, Interim Chief Executive of the Company, and Tim Martin, Executive Vice President and Chief Financial Officer of the Company, certifies, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

1.                   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.                   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company and its subsidiaries.

Date: March 26, 2013	/s/ MARTIN HANAKA
Martin Hanaka
Interim Chief Executive Officer and Director
(Principal Executive Officer)

Date: March 26, 2013	/s/ TIM MARTIN
Tim Martin
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)